Exhibit 99.1

COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statements of Operations

Introduction

On February 23, 2016, Comtech Telecommunications Corp., a Delaware corporation (“Comtech”), completed its acquisition of TeleCommunication Systems, Inc., a Maryland corporation ("TCS"), pursuant to the Agreement and Plan of Merger, dated as of November 22, 2015 (the “Merger Agreement”), among Comtech, TCS and Typhoon Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Comtech (“Merger Sub”).

The unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2016 and for the fiscal year ended July 31, 2015, presented herein, are based on the historical financial statements of Comtech and TCS after giving effect to Comtech’s acquisition of TCS and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined statements of operations. There were no adjustments to conform TCS’s accounting policies to Comtech’s accounting policies because such adjustments were considered immaterial for each of the respective periods presented. The unaudited pro forma condensed combined statements of operations and related accompanying notes should be read in conjunction with the separate historical financial statements for:

•	Comtech for the nine months ended April 30, 2016;
•	Comtech for the fiscal year ended July 31, 2015;
•	TCS for the calendar year ended December 31, 2015; and
•	TCS for each of the four quarters in the trailing twelve months ended June 30, 2015,

all of which are filed or derived from filings with the Securities and Exchange Commission (“SEC”).

The acquisition has a preliminary aggregate purchase price for accounting purposes of approximately $340,432,000. The fair value of consideration transferred in connection with the TCS acquisition was approximately $280,535,000 in cash, which is net of $59,897,000 of cash acquired. We have funded and expect to fully fund the acquisition (including approximately $48,000,000 of transaction and merger related expenditures) and have repaid $134,101,000 of debt assumed in connection with the acquisition by redeploying a significant amount of our combined cash and cash equivalents, with the remaining funds coming from a $400,000,000 Secured Credit Facility (the "Secured Credit Facility").

We have incurred and expect to incur transaction and merger related expenditures totaling $48,000,000, which includes significant amounts for: (i) change-in-control payments, (ii) severance, (iii) costs associated with establishing our Secured Credit Facility, and (iv) professional fees for financial and legal advisors for both Comtech and TCS. For the nine months ended April 30, 2016, acquisition plan expenses were $20,689,000 and primarily related to the TCS acquisition. We expect to record an additional expense of approximately $3,900,000 during the fourth quarter of fiscal 2016. The remaining transaction and merger related expenditures have been accounted for by TCS prior to its acquisition by Comtech or have been capitalized (such as deferred financing costs) on our Consolidated Balance Sheet as of April 30, 2016. Of the $48,000,000 of total transaction and merger related expenditures, we believe that approximately $10,700,000 is not expected to be tax deductible. Of the total estimated non-deductible portion, approximately $4,500,000 relates to Comtech and $6,200,000 relates to TCS prior to the business combination.

The unaudited pro forma condensed combined statements of operations do not include any assumptions regarding cost-saving synergies, and are not intended to represent or be indicative of our consolidated results of operations that would have been reported had the acquisition of TCS been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable, that reflect the expected impacts of events directly attributable to the acquisition and that are factually supportable and expected to have a continuing impact on Comtech. However, such adjustments are subject to change based upon the finalization of purchase accounting. Merger and integration costs relate directly to the transaction; however, to the extent that they are material and nonrecurring or not considered factually supportable, they were not included in the unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2016 or fiscal year ended July 31, 2015.

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended April 30, 2016

	Comtech	TCS	TCS	Pro Forma
	Nine Months Ended April 30, 2016	Five Months Ended December 31, 2015	January 1, 2016 to February 23, 2016	Adjustments (See Note 3)		Pro Forma Combined

Net sales	$258,627,000	171,217,000	37,621,000	(7,331,000	)(A)	$460,134,000
Cost of sales	149,596,000	108,086,000	36,687,000	(8,473,000	)(B,A)	285,896,000
Gross profit	109,031,000	63,131,000	934,000	1,142,000		174,238,000

Expenses:
Selling, general and administrative	60,818,000	45,616,000	14,572,000	(1,424,000	)(B)	119,582,000
Research and development	28,216,000	12,989,000	9,955,000	-		51,160,000
Acquisition plan expenses	20,689,000	-	13,565,000	(33,625,000	)(C)	629,000
Amortization of intangibles	7,348,000	1,527,000	537,000	7,155,000	(B)	16,567,000
	117,071,000	60,132,000	38,629,000	(27,894,000)		187,938,000

Operating (loss) income	(8,040,000)	2,999,000	(37,695,000)	29,036,000		(13,700,000)

Other expenses (income):
Interest expense	3,621,000	3,961,000	2,550,000	2,459,000	(D)	12,591,000
Interest (income) and other expense	(227,000)	(52,000)	(851,000)	585,000	(E)	(545,000)
(Loss) income before (benefit from) provision for income taxes	(11,434,000)	(910,000)	(39,394,000)	25,992,000		(25,746,000)
(Benefit from) provision for income taxes	(994,000)	1,014,000	(194,000)	9,617,000	(F)	9,443,000

Net (loss) income	$(10,440,000)	(1,924,000)	(39,200,000)	16,375,000		$(35,189,000)

Net loss per share:
Basic	$(0.65)					$(2.17)
Diluted	$(0.65)					$(2.17)

Weighted average number of common shares outstanding – basic	16,184,000					16,184,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,184,000					16,184,000

See notes to unaudited pro forma condensed combined statements of operations.

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the fiscal year ended July 31, 2015

	Twelve months ended:		Pro Forma
	Comtech	TCS	Adjustments		Pro Forma
	July 31, 2015	June 30, 2015	(See Note 3)		Combined

Net sales	$307,289,000	358,320,000	(293,000	)(A)	$665,316,000
Cost of sales	168,405,000	216,200,000	(1,762,000	)(B,A)	382,843,000
Gross profit	138,884,000	142,120,000	1,469,000		282,473,000

Expenses:
Selling, general and administrative	62,680,000	87,941,000	(1,985,000	)(B)	148,636,000
Research and development	35,916,000	37,445,000	-		73,361,000
Amortization of intangibles	6,211,000	3,742,000	15,527,000	(B)	25,480,000
	104,807,000	129,128,000	13,542,000		247,477,000

Operating income (loss)	34,077,000	12,992,000	(12,073,000)		34,996,000

Other expenses (income):
Interest expense	479,000	9,019,000	8,277,000	(D)	17,775,000
Interest (income) and other expense	(405,000)	570,000	682,000	(E)	847,000
Income (loss) before provision for (benefit from) income taxes	34,003,000	3,403,000	(21,032,000)		16,374,000
Provision for (benefit from) income taxes	10,758,000	4,703,000	(7,782,000	)(F)	7,679,000

Net income (loss)	$23,245,000	(1,300,000)	(13,250,000)		$8,695,000

Net income per share:
Basic	$1.43				$0.54
Diluted	$1.42				$0.53

Weighted average number of common shares outstanding – basic	16,203,000				16,203,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,418,000				16,418,000

See notes to unaudited pro forma condensed combined statements of operations.

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Comtech Telecommunications Corp. and Subsidiaries
Notes To Unaudited Pro Forma Condensed Combined Statements of Operations

1.	Basis of Unaudited Pro Forma Presentation.

The unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2016 and for the fiscal year ended July 31, 2015, presented herein, are based on the historical financial statements of Comtech and TCS as outlined below:

•	The unaudited pro forma condensed combined statement of operations for the nine months ended April 30, 2016 is presented as if Comtech’s acquisition of TCS had occurred on August 1, 2014, and combines Comtech’s historical statement of operations for the nine months ended April 30, 2016 (which includes TCS’s results of operations since the acquisition date of February 23, 2016) with TCS’s historical statement of operations for the trailing five months ended December 31, 2015 and TCS’s historical statement of operations for the stub period beginning January 1, 2016 and ended February 23, 2016, which were presented as of the simultaneous close of Comtech’s acquisition of TCS without taking into consideration the purchase price allocation adjustments required pursuant to ASC 805 Business Combinations. TCS’s historical statement of operations for the trailing five months ended December 31, 2015 was derived by taking TCS’s historical results of operations for the calendar year ended December 31, 2015 and deducting TCS’s historical results of operations for the seven months ended July 31, 2015.

•	The unaudited pro forma condensed combined statement of operations for the fiscal year ended July 31, 2015 is presented as if Comtech’s acquisition of TCS had occurred on August 1, 2014, and combines Comtech’s historical statement of operations for the fiscal year ended July 31, 2015 with TCS’s historical statement of operations for the trailing twelve months ended June 30, 2015. TCS’s historical statement of operations for the trailing twelve months ended June 30, 2015 was derived by taking TCS’s historical results of operations for the calendar year ended December 31, 2014, deducting TCS’s historical results of operations for the six months ended June 30, 2014 and adding TCS’s historical results of operations for the six months ended June 30, 2015.

Comtech accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, “Business Combinations” (“ASC 805”).

2.	Secured Credit Facility

On February 23, 2016, in connection with Comtech’s acquisition of TCS, Comtech entered into a $400,000,000 secured credit facility with a syndicate of lenders which provides for a senior secured term loan A facility of $250,000,000 (the “Term Loan Facility”) and a senior secured revolving loan facility of up to $150,000,000, including a $25,000,000 letter of credit sublimit (the “Revolving Loan Facility” and, together, with the Term Loan Facility, the “Secured Credit Facility”), each of which mature in five years on February 23, 2021. Through April 30, 2016, we borrowed $351,905,000 against the Secured Credit Facility and repaid principal of $3,125,000. The proceeds of these borrowings were used to finance in part our acquisition of TCS, including the repayment of certain existing indebtedness of TCS, as discussed further in Note 3(D).

Borrowings under the Secured Credit Facility, pursuant to terms defined in the Secured Credit Facility, shall be either (i) ABR borrowings, which bear interest from the applicable borrowing date at a rate per annum equal to (x) the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% per annum and (c) the Adjusted LIBO Rate on such day (or, if such day is not a business day, the immediately preceding business day) plus 1.00% per annum, plus (y) the Applicable Rate, or (ii) Eurodollar borrowings, which bear interest from the applicable borrowing date at a rate per annum equal to (x) the Adjusted LIBO Rate for such interest period plus (y) the Applicable Rate. The Applicable Rate is determined based on a pricing grid that is dependent upon our leverage ratio as of the end of the fiscal quarter for which financial statements have most recently been delivered.

Through April 30, 2016, we incurred $10,262,000 of deferred financing costs in connection with the Secured Credit Facility, which were initially capitalized and subsequently being amortized as interest expense over the five year term of the Secured Credit Facility.

For more information on our $400,000,000 Secured Credit Facility, see “Notes to Condensed Consolidated Financial Statements - Note (10) Secured Credit Facility” included in Comtech’s Form 10-Q for the quarterly period ended April 30, 2016, filed with the SEC on June 8, 2016.

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Comtech Telecommunications Corp. and Subsidiaries
Notes To Unaudited Pro Forma Condensed Combined Statements of Operations, Continued

3.	Pro Forma Statements of Operations Adjustments.

The following adjustments are included in the unaudited pro forma condensed combined statements of operations:

(A)	To eliminate historical net sales and related costs of sales between Comtech and TCS of $7,331,000 and $293,000 for the nine months ended April 30, 2016 and the fiscal year ended July 31, 2015, respectively.

(B)	The TCS acquisition resulted in a material increase in annual amortization expense related to intangible assets and other fair value adjustments. This adjustment reflects the impact to the unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2016 and the fiscal year ended July 31, 2015, respectively, related to the differences between the historical values and preliminary estimated fair values of TCS’s tangible and intangible assets:

	TCS’s Historical Values, Net	Preliminary Estimated Fair Values	Pro Forma Balance Sheet - Increase (Decrease)	Pro Forma Nine Months Income Statement - Incremental Benefit (Expense)	Pro Forma Annual Income Statement - Incremental Benefit (Expense)
Intangibles:
Capitalized software:
Property and equipment	$8,233,000	-	$(8,233,000)	$1,424,000	$1,985,000
Software development costs	4,758,000	-	(4,758,000)	1,142,000	1,469,000
Acquired intangibles	12,994,000	280,900,000	267,906,000	(7,155,000)	(15,527,000)
Total	$25,985,000	280,900,000	$254,915,000	$(4,589,000)	$(12,073,000)

TCS capitalizes software development costs after technological feasibility has been reached but before the software is available for general release. Historically, TCS recorded capitalized costs associated with internal use software in property and equipment and depreciated such cost over its estimated useful life. TCS also recorded capitalized costs associated with software to be sold or marketed to others and recorded the related amortization expense in cost of sales. For purposes of these unaudited pro forma condensed combined statements of operations, the preliminary estimated fair value of TCS’s capitalized software costs is included in the preliminary estimated fair value of “Acquired intangibles” reported in the above table.

The allocation of the preliminary aggregate purchase price for TCS was based upon a preliminary valuation and estimates and assumptions that are subject to change within the purchase price allocation period (generally one year from the acquisition date). The primary areas of the purchase price allocation for TCS not yet finalized include income taxes, pre-acquisition contingencies for TCS’s intellectual property matters that existed as of the acquisition date and residual goodwill.

For more information on our preliminary allocation of the aggregate purchase price, see “Notes to Condensed Consolidated Financial Statements - Note (2) Acquisition” included in Comtech’s Form 10-Q for the quarterly period ended April 30, 2016, filed with the SEC on June 8, 2016.

(C)	This adjustment eliminates material and nonrecurring acquisition plan expenses recorded in the nine months ended April 30, 2016, which are specifically related to our acquisition of TCS. For the fiscal year ended July 31, 2015, there were no such expenses. Additional merger and integration costs not currently contemplated may be incurred by Comtech in the future.

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Comtech Telecommunications Corp. and Subsidiaries
Notes To Unaudited Pro Forma Condensed Combined Statements of Operations, Continued

(D)	TCS had $134,101,000 of long-term debt outstanding that was repaid at or shortly after closing on February 23, 2016. Such debt consisted of $82,520,000 and $51,581,000, respectively, of senior credit facility term loans and 7.75% convertible notes due 2018 (including accrued interest). Accordingly, this adjustment eliminates TCS’s related historical interest expense, including the amortization of deferred finance costs, of $6,133,000 in total for the trailing five months ended December 31, 2015 and stub period beginning January 1, 2016 and ended February 23, 2016, and $8,571,000 for the trailing twelve months ended June 30, 2015. This adjustment also records $8,591,000 and $16,848,000, respectively, of incremental interest expense associated with borrowings under our new Secured Credit Facility, including the amortization of deferred financing costs, for the nine months ended April 30, 2016 and the fiscal year end July 31, 2015. Interest expense associated with our Secured Credit Facility was based on an estimated interest rate of LIBOR plus 325 basis points, or 4.25%.

(E)	To record the estimated reduction to interest income as a result of the net use of cash associated with: (i) $351,905,000 of proceeds from the issuance and drawdown related to our Secured Credit Facility; less (ii) the payment of the preliminary aggregate purchase price for TCS of $340,432,000; (iii) the repayment of TCS’s long-term debt outstanding of $134,101,000 at or shortly after closing of the acquisition; (iii) the payment of approximately $48,000,000 related to estimated merger and integration related costs; and (iv) the cumulative repayment of principal amounts associated with borrowings against the Secured Credit Facility, which was estimated to be $26,563,000 and $12,500,000, respectively, for the nine months ended April 30, 2016 and fiscal year ended July 31, 2015 . For the nine months ended April 30, 2016, interest income was reduced by $585,000. For the fiscal year ended July 31, 2015, interest income was reduced by $682,000. The interest rates used to calculate the respective interest income adjustments were based upon the blended historical interest rates earned by each respective entity during the periods presented. The actual historical interest rates earned by both companies were nominal.

(F)	To record the estimated net provision for (benefit from) income taxes associated with the unaudited pro forma adjustments recorded in the respective unaudited pro forma condensed combined statements of operations. Unaudited pro forma adjustments for each period presented were taxed at 37.0%, which represents the estimated statutory rate in effect during each of the periods for which the unaudited pro forma condensed combined statements of operations are presented. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Comtech and TCS filed consolidated income tax returns for the respective periods presented.

4.	Supplemental Information.

As discussed in Note 1, TCS’s historical statement of operations for the trailing twelve months ended June 30, 2015 was derived by taking TCS’s historical results of operations for the calendar year ended December 31, 2014, deducting TCS’s historical results of operations for the six months ended June 30, 2014 and adding TCS’s historical results of operations for the six months ended June 30, 2015.

TCS’s historical results of operations for the six months ended December 31, 2014, the six months ended June 30, 2015 and the trailing twelve months ended June 30, 2015 are set forth below:

	TeleCommunication Systems, Inc.
	Six Months Ended:		Twelve Months Ended:
	December 31, 2014	June 30, 2015	June 30, 2015
Net sales	$188,526,000	169,794,000	$358,320,000
Cost of sales	113,994,000	102,206,000	216,200,000
Gross profit	74,532,000	67,588,000	142,120,000

Expenses:
Selling, general and administrative	45,005,000	42,936,000	87,941,000
Research and development	20,075,000	17,370,000	37,445,000
Amortization of intangibles	1,899,000	1,843,000	3,742,000
	66,979,000	62,149,000	129,128,000

Operating income	7,553,000	5,439,000	12,992,000

Other expenses (income):
Interest expense	4,659,000	4,360,000	9,019,000
Interest (income) and other expense	1,270,000	(700,000)	570,000

Income before provision for income taxes	1,624,000	1,779,000	3,403,000
Provision for income taxes	3,936,000	767,000	4,703,000

Net (loss) income	$(2,312,000)	1,012,000	$(1,300,000)

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